Bank of Hawaii Corporation 2016 Financial Results

•2016 Earnings Reaches Record of $4.23 Per Diluted Share
•2016 Net Income $181.5 Million
•Diluted Earnings Per Share $1.02 for the Fourth Quarter of 2016
•Net Income $43.5 Million for the Fourth Quarter of 2016
•Board of Directors Increases Dividend to $0.50 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 23, 2017) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $4.23 for the full year of 2016, up 14.3 percent from diluted earnings per share of $3.70 in 2015. Net income for the year was $181.5 million, up $20.8 million or 12.9 percent from net income of $160.7 million in the previous year. The return on average assets for the full year of 2016 was 1.15 percent compared with 1.06 percent in 2015. The return on average equity for the full year of 2016 was 15.79 percent compared with 14.82 percent in 2015.

The Company’s Board of Directors declared a quarterly cash dividend of $0.50 per share on the Company’s outstanding shares, an increase of $0.02 per share from the $0.48 per share dividend declared in the prior quarter. The dividend will be payable on March 14, 2017 to shareholders of record at the close of business on February 28, 2017.

“Bank of Hawaii finished 2016 with solid financial performance," said Peter Ho, Chairman, President and CEO. “During the year our loan balances continued to grow and reached $8.9 billion at December 31, 2016. Deposit growth also remained strong during the year, increasing to a record level of $14.3 billion at December 31, 2016. Our net interest margin remained stable due to the positive remixing of our balance sheet and our asset quality, capital and liquidity all remain strong.”

Diluted earnings per share were $1.02 for the fourth quarter of 2016, unchanged from $1.02 in the third quarter of 2016 and up from $0.99 in the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $43.5 million, up slightly from the previous quarter and up from $42.8 million in the same quarter last year. The return on average assets for the fourth quarter of 2016 was 1.07 percent, compared with 1.09 percent in the third quarter of 2016 and 1.11 percent in the fourth quarter last year. The return on average equity for the fourth quarter of 2016 was 14.90 percent compared with 14.89 percent in the third quarter of 2016 and 15.41 percent in the fourth quarter last year.

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Bank of Hawaii Corporation 2016 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the full year of 2016 was $429.6 million, an increase of $23.6 million from net interest income of $406.0 million in 2015. Net interest income, on a taxable-equivalent basis, for the fourth quarter of 2016 was $110.1 million, an increase of $3.2 million compared with $106.9 million in the third quarter of 2016 and up $5.4 million compared with $104.7 million in the fourth quarter last year. Analyses of changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin for the full year of 2016 was 2.83 percent, an increase of 2 basis points from the net interest margin of 2.81 percent in 2015. The net interest margin was 2.83 percent in the fourth quarter of 2016, an increase of 3 basis points from the third quarter of 2016 and a decrease of 2 basis points from the fourth quarter last year.

The provision for credit losses for the full year of 2016 was $4.8 million compared with a provision for credit losses of $1.0 million in 2015. The increase was due to the significant growth in loans and leases during the year which was partially offset by continued strong credit metrics. Results for the fourth quarter of 2016 included a provision for credit losses of $3.3 million compared with $2.5 million in the previous quarter and $1.0 million in the same quarter last year.

Noninterest income for the full year of 2016 was $197.3 million compared with noninterest income of $186.2 million in 2015. The increase was primarily the result of higher mortgage banking income and increased gains on the sales of leased assets.  Mortgage banking income totaled $19.9 million in 2016 compared with $11.6 million in 2015.  Net gains on sales of leased assets were $2.3 million in 2016 compared with a net loss of $0.6 million in 2015. Noninterest income was $46.5 million in the fourth quarter of 2016 compared with $48.1 million in the third quarter of 2016 and $44.8 million in the fourth quarter of 2015.

Noninterest expense for the full year of 2016 was $350.6 million compared with noninterest expense of $348.1 million in 2015. Noninterest expense in 2016 included net gains of $3.7 million on the disposition of real estate and severance expenses of $0.9 million. Noninterest expense in 2015 included an impairment charge of $9.5 million, $3.3 million in severance and $1.6 million for the rollout of chip-enabled debit cards partially offset by net gains of $5.9 million on the disposition of real estate. Adjusted for these items, the increase from the previous year was primarily driven by higher compensation related to business growth and stock price performance and expenses related to strategic initiatives. Noninterest expense was $89.6 million in the fourth quarter of 2016 compared with $87.5 million in the third quarter of 2016 and $85.7 million in the fourth quarter of 2015. Noninterest expense in the fourth quarter of 2016 included expenses of $1.3 million in compensation related to the increase in the stock price during the quarter partially offset by a net gain of $1.0 million on the sale of a branch building. There were no significant noninterest expenses in the third quarter of 2016. Noninterest expense in the fourth quarter of 2015 included net gains of $3.9 million related to the disposal of two branch buildings partially offset by expenses of $1.3 million for the roll-out of chip-enabled debit cards and severance expenses of $0.5 million. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The efficiency ratio for the full year of 2016 was 57.01 percent compared with 59.99 percent during the full year of 2015. The efficiency ratio for the fourth quarter of 2016 was 58.33 percent compared with 57.58 percent in the previous quarter and 58.55 percent in the same quarter last year.

The effective tax rate for the full year of 2016 was 30.10 percent compared with 30.49 percent for the full year of 2015.  The effective tax rate for the fourth quarter of 2016 was 28.38 percent compared with 29.84 percent in the previous quarter and 28.23 percent in the same quarter last year.

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Bank of Hawaii Corporation 2016 Financial Results     Page 3

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality continued to remain strong during the fourth quarter of 2016. Total non-performing assets were $19.8 million at December 31, 2016 compared with $18.7 million at September 30, 2016 and $28.8 million at December 31, 2015. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.22 percent at December 31, 2016 compared with 0.21 percent at September 30, 2016 and 0.37 percent at December 31, 2015.
Accruing loans and leases past due 90 days or more were $7.1 million at December 31, 2016 compared with $5.6 million at September 30, 2016 and $7.6 million at December 31, 2015. Restructured loans and leases not included in non-accrual loans or accruing loans past due 90 days or more were $52.2 million at December 31, 2016 compared with $52.1 million at September 30, 2016 and $49.4 million at December 31, 2015. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net charge-offs for the full year of 2016 were $3.4 million or 0.04 percent of total average loans and leases compared with net charge-offs of $6.8 million or 0.09 percent of total average loans and leases in 2015. Net charge-offs during the fourth quarter of 2016 were $3.0 million or 0.14 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $5.0 million partially offset by recoveries of $1.9 million. Net charge-offs during the third quarter of 2016 were $2.4 million or 0.11 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $4.9 million and recoveries of $2.5 million. Net charge-offs during the fourth quarter of 2015 were $2.2 million or 0.11 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $4.5 million and recoveries of $2.3 million.
The allowance for loan and lease losses was $104.3 million at December 31, 2016, up from $104.0 million at September 30, 2016 and $102.9 million at December 31, 2015. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.17 percent at December 31, 2016, a decrease of 3 basis points from September 30, 2016 and down 14 basis points from December 31, 2015. The decrease in the ratio of the allowance for loan and lease losses to total loans and leases outstanding is due to the strong loan growth and is commensurate with the Company’s strong asset quality and the Hawaii economy. The total reserve for unfunded commitments at December 31, 2016 was unchanged from the prior quarter and remained at $6.6 million. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets increased to $16.5 billion at December 31, 2016, up from $16.0 billion at September 30, 2016 and $15.5 billion at December 31, 2015. Average total assets were $16.2 billion during the fourth quarter of 2016, up from $15.9 billion during the third quarter of 2016 and $15.3 billion during the fourth quarter of 2015.

The investment portfolio was $6.0 billion at December 31, 2016, down slightly from September 30, 2016 and down from $6.2 billion at December 31, 2015. The investment portfolio remains largely comprised of securities issued by U. S. government agencies and includes $3.8 billion in securities held to maturity and $2.2 billion in securities available for sale.

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Bank of Hawaii Corporation 2016 Financial Results     Page 4

Total loans and leases increased to $8.9 billion at December 31, 2016, up 2.9 percent from $8.7 billion at September 30, 2016 and up 13.6 percent from $7.9 billion at December 31, 2015. The commercial portfolio increased to $3.6 billion at the end of the fourth quarter of 2016, up 3.7 percent from $3.5 billion at the end of the third quarter of 2016 and up 14.7 percent from $3.2 billion at the end of the fourth quarter last year. Consumer loans increased to $5.3 billion at December 31, 2016, up 2.5 percent from $5.2 billion at the end of the third quarter of 2016 and up 12.8 percent from $4.7 billion at the end of the fourth quarter last year. Average total loans and leases were $8.8 billion during the fourth quarter of 2016, up from $8.5 billion during the previous quarter and $7.8 billion during the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits increased to $14.3 billion at December 31, 2016, up 3.7 percent from $13.8 billion at September 30, 2016 and up 8.1 percent from $13.3 billion at December 31, 2015. Commercial deposits increased to $6.1 billion at the end of the fourth quarter of 2016, up 6.2 percent from $5.8 billion at the end of the third quarter of 2016 and up 11.0 percent from $5.5 billion at the end of the fourth quarter last year. Consumer deposits increased to $7.0 billion at December 31, 2016, up 3.2 percent from $6.8 billion at the end of the third quarter of 2016 and up 8.6 percent from $6.4 billion at the end of the fourth quarter last year. Other deposits declined slightly to $1.2 billion at December 31, 2016 compared with $1.3 billion at September 30, 2016 and $1.3 billion at December 31, 2015 due to a reduction in public funds. Average total deposits were $14.0 billion in the fourth quarter of 2016, up from $13.7 in the previous quarter and up from $13.0 billion during the same quarter last year. Deposit balances are summarized in Tables 7a, 7b, and 10.

During the fourth quarter of 2016, the Company repurchased 134.0 thousand shares of common stock at a total cost of $10.4 million under its share repurchase program. The average cost was $77.83 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through December 31, 2016, the Company has repurchased 53.6 million shares and returned over $2.0 billion to shareholders at an average cost of $37.84 per share. Remaining buyback authority under the share repurchase program was $65.0 million at December 31, 2016. From January 3 through January 20, 2017 the Company repurchased an additional 19.5 thousand shares of common stock at an average cost of $88.24 per share repurchased.

Total shareholders’ equity was $1.16 billion at December 31, 2016, down slightly from September 30, 2016 and up from $1.12 billion at December 31, 2015. The Tier 1 Capital Ratio was 13.24 percent at December 31, 2016 compared with 13.40 percent at September 30, 2016 and 13.97 percent at December 31, 2015. The Tier 1 Leverage Ratio at December 31, 2016 was 7.21 percent compared with 7.25 percent at September 30, 2016 and 7.26 percent at December 31, 2015.

Hawaii Economy

General economic conditions in Hawaii remained healthy during 2016, led by a strong tourism industry, relatively low unemployment, rising real estate prices, and an active construction industry. For the first eleven months of 2016 total visitor arrivals increased by 3.0 percent and visitor spending increased by 4.1 percent compared to the same period in 2015. The statewide seasonally-adjusted unemployment rate remains low and declined to 2.9 percent in December 2016 compared to 4.7 percent nationally. Real estate prices on Oahu continue to reach new records.

The volume of single-family home sales on Oahu during the year increased 6.5 percent and the volume of condominium sales on Oahu increased 8.4 percent compared with 2015.  The median price of single-family homes on Oahu increased 5.0 percent and the median price of condominiums on Oahu increased 8.3 percent compared with sales during 2015.  As of December 31, 2016, months of inventory of single-family homes and condominiums on Oahu declined to 2.5 months and 2.6 months, respectively.  More information on current Hawaii economic trends is presented in Table 15.

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Bank of Hawaii Corporation 2016 Financial Results     Page 5

Conference Call Information

The Company will review its 2016 financial results today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (877) 783-7534 in the United States and 1 (530) 379-4714 for international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, January 23, 2017. The replay number is 1 (855) 859-2056 in the United States and 1 (404) 537-3406 from international locations. Enter the pass code 47958760 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the U.S. Securities and Exchange Commission.  We do not promise to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2016	2016	2015	2016	2015
For the Period:
Operating Results
Net Interest Income	$107,093	$103,912	$101,644	$417,579	$394,087
Provision for Credit Losses	3,250	2,500	1,000	4,750	1,000
Total Noninterest Income	46,503	48,114	44,766	197,343	186,219
Total Noninterest Expense	89,589	87,532	85,727	350,578	348,104
Net Income	43,513	43,493	42,832	181,461	160,704
Basic Earnings Per Share	1.03	1.02	1.00	4.26	3.72
Diluted Earnings Per Share	1.02	1.02	0.99	4.23	3.70
Dividends Declared Per Share	0.48	0.48	0.45	1.89	1.80

Performance Ratios
Return on Average Assets	1.07%	1.09%	1.11%	1.15%	1.06%
Return on Average Shareholders' Equity	14.90	14.89	15.41	15.79	14.82
Efficiency Ratio [1]	58.33	57.58	58.55	57.01	59.99
Net Interest Margin [2]	2.83	2.80	2.85	2.83	2.81
Dividend Payout Ratio [3]	46.60	47.06	45.00	44.37	48.39
Average Shareholders' Equity to Average Assets	7.17	7.30	7.19	7.26	7.16

Average Balances
Average Loans and Leases	$8,813,755	$8,483,588	$7,785,346	$8,362,210	$7,423,572
Average Assets	16,212,940	15,906,760	15,335,574	15,825,381	15,136,494
Average Deposits	13,997,318	13,687,186	13,038,637	13,619,476	12,925,235
Average Shareholders' Equity	1,161,967	1,161,655	1,102,548	1,149,335	1,084,059

Per Share of Common Stock
Book Value	$27.24	$27.24	$25.79	$27.24	$25.79
Tangible Book Value	26.50	26.50	25.06	26.50	25.06
Market Value
Closing	88.69	72.62	62.90	88.69	62.90
High	89.72	73.44	70.07	89.72	70.07
Low	71.73	65.19	60.55	54.55	53.90

			December 31,	September 30,	December 31,
			2016	2016	2015
As of Period End:
Balance Sheet Totals
Loans and Leases			$8,949,785	$8,694,097	$7,878,985
Total Assets			16,492,367	16,014,643	15,455,016
Total Deposits			14,320,240	13,808,365	13,251,103
Other Debt			267,938	267,954	245,786
Total Shareholders' Equity			1,161,537	1,163,859	1,116,260

Asset Quality
Non-Performing Assets			$19,761	$18,672	$28,801
Allowance for Loan and Lease Losses			104,273	104,033	102,880
Allowance to Loans and Leases Outstanding			1.17%	1.20%	1.31%

Capital Ratios
Common Equity Tier 1 Capital Ratio			13.24%	13.40%	13.97%
Tier 1 Capital Ratio			13.24	13.40	13.97
Total Capital Ratio			14.49	14.65	15.22
Tier 1 Leverage Ratio			7.21	7.25	7.26
Total Shareholders' Equity to Total Assets			7.04	7.27	7.22
Tangible Common Equity to Tangible Assets [4]			6.86	7.08	7.03
Tangible Common Equity to Risk-Weighted Assets [4]			12.81	13.18	13.62

Non-Financial Data
Full-Time Equivalent Employees			2,122	2,125	2,164
Branches			69	70	70
ATMs			449	450	456

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		December 31,	September 30,	December 31,
(dollars in thousands)		2016	2016	2015
Total Shareholders' Equity		$1,161,537	$1,163,859	$1,116,260
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,130,020	$1,132,342	$1,084,743

Total Assets		$16,492,367	$16,014,643	$15,455,016
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$16,460,850	$15,983,126	$15,423,499

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements [1]	$8,823,485	$8,591,440	$7,962,484

Total Shareholders' Equity to Total Assets		7.04%	7.27%	7.22%
Tangible Common Equity to Tangible Assets (Non-GAAP)		6.86%	7.08%	7.03%

Tier 1 Capital Ratio		13.24%	13.40%	13.97%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		12.81%	13.18%	13.62%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2016	2016	2015	2016	2015
Interest Income
Interest and Fees on Loans and Leases	$86,532	$83,489	$78,122	$333,239	$298,522
Income on Investment Securities
Available-for-Sale	10,244	10,313	10,829	41,892	41,492
Held-to-Maturity	19,213	19,315	21,722	79,087	89,650
Deposits	2	1	1	9	8
Funds Sold	795	695	315	2,861	1,133
Other	281	166	381	812	1,305
Total Interest Income	117,067	113,979	111,370	457,900	432,110
Interest Expense
Deposits	3,448	3,232	2,443	12,647	9,626
Securities Sold Under Agreements to Repurchase	5,406	5,713	6,246	23,406	25,364
Funds Purchased	3	3	3	12	12
Other Debt	1,117	1,119	1,034	4,256	3,021
Total Interest Expense	9,974	10,067	9,726	40,321	38,023
Net Interest Income	107,093	103,912	101,644	417,579	394,087
Provision for Credit Losses	3,250	2,500	1,000	4,750	1,000
Net Interest Income After Provision for Credit Losses	103,843	101,412	100,644	412,829	393,087
Noninterest Income
Trust and Asset Management	11,232	11,008	11,243	46,203	47,685
Mortgage Banking	6,256	6,362	3,130	19,895	11,583
Service Charges on Deposit Accounts	8,537	8,524	8,663	33,654	34,072
Fees, Exchange, and Other Service Charges	13,731	14,023	13,764	55,176	53,353
Investment Securities Gains (Losses), Net	(337)	(328)	(181)	10,203	10,160
Annuity and Insurance	1,457	1,653	2,014	7,017	7,664
Bank-Owned Life Insurance	1,551	1,911	1,608	6,561	7,039
Other	4,076	4,961	4,525	18,634	14,663
Total Noninterest Income	46,503	48,114	44,766	197,343	186,219
Noninterest Expense
Salaries and Benefits	50,622	49,725	47,997	201,150	191,963
Net Occupancy	7,581	8,510	4,876	30,252	30,217
Net Equipment	5,191	4,913	5,244	20,578	20,162
Data Processing	3,665	3,620	5,106	15,208	16,472
Professional Fees	2,990	2,396	2,803	10,072	9,660
FDIC Insurance	2,015	2,104	2,322	8,615	8,669
Other	17,525	16,264	17,379	64,703	70,961
Total Noninterest Expense	89,589	87,532	85,727	350,578	348,104
Income Before Provision for Income Taxes	60,757	61,994	59,683	259,594	231,202
Provision for Income Taxes	17,244	18,501	16,851	78,133	70,498
Net Income	$43,513	$43,493	$42,832	$181,461	$160,704
Basic Earnings Per Share	$1.03	$1.02	$1.00	$4.26	$3.72
Diluted Earnings Per Share	$1.02	$1.02	$0.99	$4.23	$3.70
Dividends Declared Per Share	$0.48	$0.48	$0.45	$1.89	$1.80
Basic Weighted Average Shares	42,386,480	42,543,122	43,003,191	42,644,100	43,217,818
Diluted Weighted Average Shares	42,672,470	42,778,346	43,275,377	42,879,783	43,454,877

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2016	2016	2015	2016	2015
Net Income	$43,513	$43,493	$42,832	$181,461	$160,704
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	(18,641)	(5,528)	(6,860)	(10,318)	(2,125)
Defined Benefit Plans	(453)	140	4,595	(31)	5,254
Total Other Comprehensive Income (Loss)	(19,094)	(5,388)	(2,265)	(10,349)	3,129
Comprehensive Income	$24,419	$38,105	$40,567	$171,112	$163,833

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	December 31,	September 30,	December 31,
(dollars in thousands)	2016	2016	2015
Assets
Interest-Bearing Deposits in Other Banks	$3,187	$4,181	$4,130
Funds Sold	707,343	506,604	592,892
Investment Securities
Available-for-Sale	2,186,041	2,213,482	2,256,818
Held-to-Maturity (Fair Value of $3,827,527; $3,893,542; and $4,006,412)	3,832,997	3,815,915	3,982,736
Loans Held for Sale	62,499	68,066	4,808
Loans and Leases	8,949,785	8,694,097	7,878,985
Allowance for Loan and Lease Losses	(104,273)	(104,033)	(102,880)
Net Loans and Leases	8,845,512	8,590,064	7,776,105
Total Earning Assets	15,637,579	15,198,312	14,617,489
Cash and Due from Banks	169,077	127,326	158,699
Premises and Equipment, Net	113,505	110,288	111,199
Accrued Interest Receivable	46,444	46,925	44,719
Foreclosed Real Estate	1,686	1,747	824
Mortgage Servicing Rights	23,663	20,991	23,002
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	274,188	272,637	268,175
Other Assets	194,708	204,900	199,392
Total Assets	$16,492,367	$16,014,643	$15,455,016

Liabilities
Deposits
Noninterest-Bearing Demand	$4,772,727	$4,437,963	$4,286,331
Interest-Bearing Demand	2,934,107	2,777,095	2,761,930
Savings	5,395,699	5,306,880	5,025,191
Time	1,217,707	1,286,427	1,177,651
Total Deposits	14,320,240	13,808,365	13,251,103
Funds Purchased	9,616	9,616	7,333
Securities Sold Under Agreements to Repurchase	523,378	551,683	628,857
Other Debt	267,938	267,954	245,786
Retirement Benefits Payable	48,451	47,522	47,374
Accrued Interest Payable	5,334	6,115	5,032
Taxes Payable and Deferred Taxes	21,674	24,922	17,737
Other Liabilities	134,199	134,607	135,534
Total Liabilities	15,330,830	14,850,784	14,338,756
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: December 31, 2016 - 57,856,672 / 42,635,978;
September 30, 2016 - 57,854,843 / 42,733,513;
and December 31, 2015 - 57,749,071 / 43,282,153)	576	576	575
Capital Surplus	551,628	549,064	542,041
Accumulated Other Comprehensive Loss	(33,906)	(14,812)	(23,557)
Retained Earnings	1,415,440	1,393,231	1,316,260
Treasury Stock, at Cost (Shares: December 31, 2016 - 15,220,694;
September 30, 2016 - 15,121,330; and December 31, 2015 - 14,466,918)	(772,201)	(764,200)	(719,059)
Total Shareholders' Equity	1,161,537	1,163,859	1,116,260
Total Liabilities and Shareholders' Equity	$16,492,367	$16,014,643	$15,455,016

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2014	43,724,208	$574	$531,932	$(26,686)	$1,234,801	$(685,535)	$1,055,086
Net Income	—	—	—	—	160,704	—	160,704
Other Comprehensive Income	—	—	—	3,129	—	—	3,129
Share-Based Compensation	—	—	7,689	—	—	—	7,689
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	401,904	1	2,420	—	(878)	19,457	21,000
Common Stock Repurchased	(843,959)	—	—	—	—	(52,981)	(52,981)
Cash Dividends Declared ($1.80 per share)	—	—	—	—	(78,367)	—	(78,367)
Balance as of December 31, 2015	43,282,153	$575	$542,041	$(23,557)	$1,316,260	$(719,059)	$1,116,260
Net Income	—	—	—	—	181,461	—	181,461
Other Comprehensive Loss	—	—	—	(10,349)	—	—	(10,349)
Share-Based Compensation	—	—	6,786	—	—	—	6,786
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	259,985	1	2,801	—	(1,124)	8,665	10,343
Common Stock Repurchased	(906,160)	—	—	—	—	(61,807)	(61,807)
Cash Dividends Declared ($1.89 per share)	—	—	—	—	(81,157)	—	(81,157)
Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.0	$—	0.10%	$4.1	$—	0.19%	$3.8	$—	0.10%
Funds Sold	622.8	0.8	0.50	585.9	0.7	0.46	466.3	0.3	0.26
Investment Securities
Available-for-Sale
Taxable	1,533.8	6.7	1.76	1,574.9	6.8	1.72	1,573.3	7.1	1.81
Non-Taxable	668.7	5.4	3.21	687.1	5.4	3.16	718.5	5.7	3.18
Held-to-Maturity
Taxable	3,579.1	17.7	1.97	3,563.8	17.8	1.99	3,827.9	20.2	2.10
Non-Taxable	242.7	2.4	3.89	243.7	2.4	3.90	246.6	2.4	3.92
Total Investment Securities	6,024.3	32.2	2.13	6,069.5	32.4	2.13	6,366.3	35.4	2.22
Loans Held for Sale	39.1	0.3	3.61	57.7	0.5	3.52	7.1	0.1	4.26
Loans and Leases [1]
Commercial and Industrial	1,223.6	10.0	3.25	1,192.0	9.8	3.26	1,155.2	9.4	3.22
Commercial Mortgage	1,833.8	17.0	3.68	1,730.2	15.4	3.55	1,653.9	15.5	3.71
Construction	276.0	3.0	4.36	239.4	2.6	4.38	140.9	1.7	4.90
Commercial Lease Financing	204.0	1.1	2.17	195.1	1.2	2.38	204.2	1.8	3.46
Residential Mortgage	3,139.4	30.6	3.90	3,082.9	30.4	3.94	2,895.3	29.2	4.04
Home Equity	1,317.1	11.7	3.54	1,254.4	11.3	3.59	1,027.4	9.3	3.61
Automobile	446.0	5.8	5.14	426.2	5.5	5.15	373.7	4.9	5.19
Other [2]	373.9	7.3	7.76	363.4	7.0	7.69	334.7	6.4	7.57
Total Loans and Leases	8,813.8	86.5	3.91	8,483.6	83.2	3.91	7,785.3	78.2	4.00
Other	40.1	0.3	2.80	39.9	0.1	1.66	41.1	0.4	3.71
Total Earning Assets [3]	15,544.1	120.1	3.08	15,240.7	116.9	3.06	14,669.9	114.4	3.11
Cash and Due from Banks	131.5			133.2			126.2
Other Assets	537.3			532.9			539.5
Total Assets	$16,212.9			$15,906.8			$15,335.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,760.5	0.3	0.04	$2,770.2	0.2	0.03	$2,653.2	0.2	0.03
Savings	5,339.5	1.2	0.09	5,208.3	1.1	0.09	5,028.8	1.1	0.09
Time	1,322.7	2.0	0.60	1,272.6	1.9	0.59	1,178.2	1.1	0.38
Total Interest-Bearing Deposits	9,422.7	3.5	0.15	9,251.1	3.2	0.14	8,860.2	2.4	0.11
Short-Term Borrowings	9.6	—	0.15	8.7	—	0.13	8.1	—	0.14
Securities Sold Under Agreements to Repurchase	533.7	5.4	3.96	556.5	5.7	4.02	630.5	6.3	3.88
Other Debt	267.9	1.1	1.66	268.0	1.1	1.66	306.4	1.0	1.34
Total Interest-Bearing Liabilities	10,233.9	10.0	0.38	10,084.3	10.0	0.39	9,805.2	9.7	0.39
Net Interest Income		$110.1			$106.9			$104.7
Interest Rate Spread			2.70%			2.67%			2.72%
Net Interest Margin			2.83%			2.80%			2.85%
Noninterest-Bearing Demand Deposits	4,574.6			4,436.1			4,178.4
Other Liabilities	242.4			224.7			249.5
Shareholders' Equity	1,162.0			1,161.7			1,102.5
Total Liabilities and Shareholders' Equity	$16,212.9			$15,906.8			$15,335.6

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $3,034,000, $2,967,000, and $3,016,000 for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.1	$—	0.22%	$3.4	$—	0.22%
Funds Sold	595.9	2.8	0.48	483.1	1.1	0.23
Investment Securities
Available-for-Sale
Taxable	1,579.1	27.7	1.75	1,554.2	26.6	1.71
Non-Taxable	690.6	21.9	3.17	721.7	22.9	3.18
Held-to-Maturity
Taxable	3,615.2	72.9	2.02	3,981.2	83.3	2.09
Non-Taxable	244.1	9.5	3.90	247.8	9.8	3.93
Total Investment Securities	6,129.0	132.0	2.15	6,504.9	142.6	2.19
Loans Held for Sale	32.3	1.2	3.59	8.7	0.3	3.83
Loans and Leases [1]
Commercial and Industrial	1,179.9	40.3	3.42	1,152.3	36.6	3.18
Commercial Mortgage	1,735.2	64.5	3.72	1,543.5	58.5	3.79
Construction	224.2	10.0	4.43	123.9	5.9	4.79
Commercial Lease Financing	198.6	4.8	2.40	217.8	7.5	3.46
Residential Mortgage	3,037.0	120.6	3.97	2,774.7	113.9	4.10
Home Equity	1,211.9	43.7	3.61	944.0	34.2	3.63
Automobile	416.8	21.5	5.16	352.3	18.4	5.21
Other [2]	358.6	27.7	7.72	315.1	23.7	7.51
Total Loans and Leases	8,362.2	333.1	3.98	7,423.6	298.7	4.02
Other	39.2	0.8	2.07	49.0	1.3	2.67
Total Earning Assets [3]	15,162.7	469.9	3.10	14,472.7	444.0	3.07
Cash and Due from Banks	129.0			130.0
Other Assets	533.7			533.8
Total Assets	$15,825.4			$15,136.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,757.6	0.9	0.03	$2,616.4	0.8	0.03
Savings	5,217.9	4.6	0.09	5,015.6	4.4	0.09
Time	1,254.9	7.1	0.57	1,252.9	4.4	0.35
Total Interest-Bearing Deposits	9,230.4	12.6	0.14	8,884.9	9.6	0.11
Short-Term Borrowings	8.4	—	0.15	8.4	—	0.15
Securities Sold Under Agreements to Repurchase	569.8	23.4	4.11	655.9	25.4	3.87
Other Debt	248.8	4.3	1.71	219.7	3.0	1.37
Total Interest-Bearing Liabilities	10,057.4	40.3	0.40	9,768.9	38.0	0.39
Net Interest Income		$429.6			$406.0
Interest Rate Spread			2.70%			2.68%
Net Interest Margin			2.83%			2.81%
Noninterest-Bearing Demand Deposits	4,389.1			4,040.3
Other Liabilities	229.6			243.2
Shareholders' Equity	1,149.3			1,084.1
Total Liabilities and Shareholders' Equity	$15,825.4			$15,136.5

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
3 Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $11,991,000 and $11,937,000 for the year ended December 31, 2016 and December 31,2015, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2016
	Compared to September 30, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$—	$0.1	$0.1
Investment Securities
Available-for-Sale
Taxable	(0.2)	0.1	(0.1)
Non-Taxable	(0.1)	0.1	—
Held-to-Maturity
Taxable	0.1	(0.2)	(0.1)
Total Investment Securities	(0.2)	—	(0.2)
Loans Held for Sale	(0.2)	—	(0.2)
Loans and Leases
Commercial and Industrial	0.2	—	0.2
Commercial Mortgage	1.0	0.6	1.6
Construction	0.4	—	0.4
Commercial Lease Financing	—	(0.1)	(0.1)
Residential Mortgage	0.5	(0.3)	0.2
Home Equity	0.6	(0.2)	0.4
Automobile	0.3	—	0.3
Other [2]	0.2	0.1	0.3
Total Loans and Leases	3.2	0.1	3.3
Other	0.1	0.1	0.2
Total Change in Interest Income	2.9	0.3	3.2

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Savings	0.1	—	0.1
Time	0.1	—	0.1
Total Interest-Bearing Deposits	0.2	0.1	0.3
Securities Sold Under Agreements to Repurchase	(0.2)	(0.1)	(0.3)
Total Change in Interest Expense	—	—	—

Change in Net Interest Income	$2.9	$0.3	$3.2

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2016
	Compared to December 31, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$0.4	$0.5
Investment Securities
Available-for-Sale
Taxable	(0.2)	(0.2)	(0.4)
Non-Taxable	(0.4)	0.1	(0.3)
Held-to-Maturity
Taxable	(1.3)	(1.2)	(2.5)
Total Investment Securities	(1.9)	(1.3)	(3.2)
Loans Held for Sale	0.3	(0.1)	0.2
Loans and Leases
Commercial and Industrial	0.5	0.1	0.6
Commercial Mortgage	1.6	(0.1)	1.5
Construction	1.5	(0.2)	1.3
Commercial Lease Financing	—	(0.7)	(0.7)
Residential Mortgage	2.4	(1.0)	1.4
Home Equity	2.6	(0.2)	2.4
Automobile	1.0	(0.1)	0.9
Other [2]	0.7	0.2	0.9
Total Loans and Leases	10.3	(2.0)	8.3
Other	—	(0.1)	(0.1)
Total Change in Interest Income	8.8	(3.1)	5.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Savings	0.1	—	0.1
Time	0.2	0.7	0.9
Total Interest-Bearing Deposits	0.3	0.8	1.1
Securities Sold Under Agreements to Repurchase	(1.0)	0.1	(0.9)
Other Debt	(0.1)	0.2	0.1
Total Change in Interest Expense	(0.8)	1.1	0.3

Change in Net Interest Income	$9.6	$(4.2)	$5.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Year Ended December 31, 2016
	Compared to December 31, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.3	$1.4	$1.7
Investment Securities
Available-for-Sale
Taxable	0.4	0.7	1.1
Non-Taxable	(1.0)	—	(1.0)
Held-to-Maturity
Taxable	(7.4)	(3.0)	(10.4)
Non-Taxable	(0.2)	(0.1)	(0.3)
Total Investment Securities	(8.2)	(2.4)	(10.6)
Loans Held for Sale	0.9	—	0.9
Loans and Leases
Commercial and Industrial	0.9	2.8	3.7
Commercial Mortgage	7.1	(1.1)	6.0
Construction	4.6	(0.5)	4.1
Commercial Lease Financing	(0.6)	(2.1)	(2.7)
Residential Mortgage	10.5	(3.8)	6.7
Home Equity	9.7	(0.2)	9.5
Automobile	3.3	(0.2)	3.1
Other [2]	3.3	0.7	4.0
Total Loans and Leases	38.8	(4.4)	34.4
Other	(0.2)	(0.3)	(0.5)
Total Change in Interest Income	31.6	(5.7)	25.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Savings	0.2	—	0.2
Time	—	2.7	2.7
Total Interest-Bearing Deposits	0.2	2.8	3.0
Securities Sold Under Agreements to Repurchase	(3.5)	1.5	(2.0)
Other Debt	0.5	0.8	1.3
Total Change in Interest Expense	(2.8)	5.1	2.3

Change in Net Interest Income	$34.4	$(10.8)	$23.6

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2016	2016	2015	2016	2015
Salaries	$29,382	$29,401	$29,356	$116,721	$114,389
Incentive Compensation	5,784	5,743	4,971	23,409	18,667
Share-Based Compensation	4,126	2,968	2,678	12,150	10,390
Commission Expense	1,955	2,051	1,375	7,514	6,533
Retirement and Other Benefits	4,350	3,866	4,056	17,262	16,968
Payroll Taxes	2,044	2,224	2,032	10,133	10,095
Medical, Dental, and Life Insurance	2,908	3,366	3,077	13,038	11,580
Separation Expense	73	106	452	923	3,341
Total Salaries and Benefits	$50,622	$49,725	$47,997	$201,150	$191,963

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2016	2016	2016	2016	2015
Commercial
Commercial and Industrial	$1,249,791	$1,217,849	$1,174,879	$1,180,341	$1,115,168
Commercial Mortgage	1,889,551	1,807,190	1,712,271	1,687,199	1,677,147
Construction	270,018	263,079	226,062	192,909	156,660
Lease Financing	208,332	201,436	192,630	195,804	204,877
Total Commercial	3,617,692	3,489,554	3,305,842	3,256,253	3,153,852
Consumer
Residential Mortgage	3,163,073	3,098,936	3,032,981	2,929,388	2,925,605
Home Equity	1,334,163	1,295,993	1,213,154	1,131,796	1,069,400
Automobile	454,333	437,659	417,017	399,825	381,735
Other [1]	380,524	371,955	362,475	348,348	348,393
Total Consumer	5,332,093	5,204,543	5,025,627	4,809,357	4,725,133
Total Loans and Leases	$8,949,785	$8,694,097	$8,331,469	$8,065,610	$7,878,985

Deposits
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2016	2016	2016	2016	2015
Consumer	$6,997,482	$6,781,371	$6,618,164	$6,568,651	$6,445,510
Commercial	6,110,189	5,751,184	5,697,490	5,678,987	5,502,739
Public and Other	1,212,569	1,275,810	1,328,153	1,241,254	1,302,854
Total Deposits	$14,320,240	$13,808,365	$13,643,807	$13,488,892	$13,251,103

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2016	2016	2016	2016	2015
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$151	$201	$269	$666	$5,829
Commercial Mortgage	997	1,023	1,194	3,401	3,469
Total Commercial	1,148	1,224	1,463	4,067	9,298
Consumer
Residential Mortgage	13,780	12,735	9,979	13,719	14,598
Home Equity	3,147	2,966	3,110	2,501	4,081
Total Consumer	16,927	15,701	13,089	16,220	18,679
Total Non-Accrual Loans and Leases	18,075	16,925	14,552	20,287	27,977
Foreclosed Real Estate	1,686	1,747	1,728	1,728	824
Total Non-Performing Assets	$19,761	$18,672	$16,280	$22,015	$28,801

Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$3,127	$2,583	$5,640	$4,219	$4,453
Home Equity	1,457	1,210	1,128	2,096	1,710
Automobile	894	578	464	524	315
Other [1]	1,592	1,273	1,518	1,099	1,096
Total Consumer	7,070	5,644	8,750	7,938	7,574
Total Accruing Loans and Leases Past Due 90 Days or More	$7,070	$5,644	$8,750	$7,938	$7,574
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$52,208	$52,095	$52,173	$50,707	$49,430
Total Loans and Leases	$8,949,785	$8,694,097	$8,331,469	$8,065,610	$7,878,985

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.20%	0.19%	0.17%	0.25%	0.36%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.22%	0.21%	0.20%	0.27%	0.37%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.03%	0.04%	0.04%	0.12%	0.29%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.35%	0.34%	0.29%	0.37%	0.41%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.30%	0.28%	0.30%	0.37%	0.46%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$18,672	$16,280	$22,015	$28,801	$29,545
Additions	2,142	3,730	1,300	4,002	2,353
Reductions
Payments	(252)	(501)	(3,401)	(6,012)	(2,473)
Return to Accrual Status	(653)	(701)	(3,560)	(4,272)	(24)
Sales of Foreclosed Real Estate	(61)	—	—	(248)	(458)
Charge-offs/Write-downs	(87)	(136)	(74)	(256)	(142)
Total Reductions	(1,053)	(1,338)	(7,035)	(10,788)	(3,097)
Balance at End of Quarter	$19,761	$18,672	$16,280	$22,015	$28,801

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2016	2016	2015	2016	2015
Balance at Beginning of Period	$110,605	$110,504	$110,110	$108,952	$114,575
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(195)	(209)	(304)	(865)	(954)
Consumer
Residential Mortgage	(335)	(104)	—	(723)	(613)
Home Equity	(256)	(222)	(269)	(1,104)	(1,330)
Automobile	(1,720)	(1,703)	(1,719)	(6,355)	(5,860)
Other [1]	(2,445)	(2,678)	(2,170)	(9,462)	(7,682)
Total Loans and Leases Charged-Off	(4,951)	(4,916)	(4,462)	(18,509)	(16,439)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	506	282	420	8,058	1,948
Commercial Mortgage	11	14	18	53	61
Construction	—	—	8	23	32
Lease Financing	1	—	1	3	132
Consumer
Residential Mortgage	154	517	577	1,151	1,297
Home Equity	323	618	349	1,776	2,489
Automobile	459	615	519	2,207	1,917
Other [1]	487	471	412	1,881	1,755
Total Recoveries on Loans and Leases Previously Charged-Off	1,941	2,517	2,304	15,152	9,631
Net Loans and Leases Charged-Off	(3,010)	(2,399)	(2,158)	(3,357)	(6,808)
Provision for Credit Losses	3,250	2,500	1,000	4,750	1,000
Provision for Unfunded Commitments	—	—	—	500	185
Balance at End of Period [2]	$110,845	$110,605	$108,952	$110,845	$108,952

Components
Allowance for Loan and Lease Losses	$104,273	$104,033	$102,880	$104,273	$102,880
Reserve for Unfunded Commitments	6,572	6,572	6,072	6,572	6,072
Total Reserve for Credit Losses	$110,845	$110,605	$108,952	$110,845	$108,952

Average Loans and Leases Outstanding	$8,813,755	$8,483,588	$7,785,346	$8,362,210	$7,423,572

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.14%	0.11%	0.11%	0.04%	0.09%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.17%	1.20%	1.31%	1.17%	1.31%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended December 31, 2016
Net Interest Income	$63,169	$40,968	$6,196	$(3,240)	$107,093
Provision for Credit Losses	3,285	(270)	(5)	240	3,250
Net Interest Income After Provision for Credit Losses	59,884	41,238	6,201	(3,480)	103,843
Noninterest Income	24,460	5,952	13,764	2,327	46,503
Noninterest Expense	(52,998)	(17,926)	(14,996)	(3,669)	(89,589)
Income Before Provision for Income Taxes	31,346	29,264	4,969	(4,822)	60,757
Provision for Income Taxes	(11,109)	(10,330)	(1,839)	6,034	(17,244)
Net Income	$20,237	$18,934	$3,130	$1,212	$43,513
Total Assets as of December 31, 2016	$5,342,078	$3,565,912	$280,410	$7,303,967	$16,492,367

Three Months Ended December 31, 2015 [1]
Net Interest Income	$51,628	$36,652	$5,341	$8,023	$101,644
Provision for Credit Losses	2,373	(209)	(7)	(1,157)	1,000
Net Interest Income After Provision for Credit Losses	49,255	36,861	5,348	9,180	100,644
Noninterest Income	21,268	5,774	14,065	3,659	44,766
Noninterest Expense	(50,111)	(17,261)	(14,659)	(3,696)	(85,727)
Income Before Provision for Income Taxes	20,412	25,374	4,754	9,143	59,683
Provision for Income Taxes	(7,233)	(8,985)	(1,759)	1,126	(16,851)
Net Income	$13,179	$16,389	$2,995	$10,269	$42,832
Total Assets as of December 31, 2015 [1]	$4,680,888	$3,099,175	$274,469	$7,400,484	$15,455,016

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Year Ended December 31, 2016
Net Interest Income	$242,967	$156,080	$24,714	$(6,182)	$417,579
Provision for Credit Losses	10,700	(7,322)	(23)	1,395	4,750
Net Interest Income After Provision for Credit Losses	232,267	163,402	24,737	(7,577)	412,829
Noninterest Income	91,824	26,967	57,396	21,156	197,343
Noninterest Expense	(208,389)	(70,405)	(59,782)	(12,002)	(350,578)
Income Before Provision for Income Taxes	115,702	119,964	22,351	1,577	259,594
Provision for Income Taxes	(41,067)	(42,667)	(8,270)	13,871	(78,133)
Net Income	$74,635	$77,297	$14,081	$15,448	$181,461
Total Assets as of December 31, 2016	$5,342,078	$3,565,912	$280,410	$7,303,967	$16,492,367

Year Ended December 31, 2015 [1]
Net Interest Income	$202,259	$143,944	$18,494	$29,390	$394,087
Provision for Credit Losses	8,033	(1,165)	(43)	(5,825)	1,000
Net Interest Income After Provision for Credit Losses	194,226	145,109	18,537	35,215	393,087
Noninterest Income	82,391	22,191	58,835	22,802	186,219
Noninterest Expense	(199,572)	(77,500)	(57,852)	(13,180)	(348,104)
Income Before Provision for Income Taxes	77,045	89,800	19,520	44,837	231,202
Provision for Income Taxes	(27,330)	(31,375)	(7,222)	(4,571)	(70,498)
Net Income	$49,715	$58,425	$12,298	$40,266	$160,704
Total Assets as of December 31, 2015 [1]	$4,680,888	$3,099,175	$274,469	$7,400,484	$15,455,016

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2016	2016	2016	2016	2015
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$86,532	$83,489	$82,323	$80,895	$78,122
Income on Investment Securities
Available-for-Sale	10,244	10,313	10,521	10,814	10,829
Held-to-Maturity	19,213	19,315	20,168	20,391	21,722
Deposits	2	1	2	4	1
Funds Sold	795	695	618	753	315
Other	281	166	153	212	381
Total Interest Income	117,067	113,979	113,785	113,069	111,370
Interest Expense
Deposits	3,448	3,232	3,081	2,886	2,443
Securities Sold Under Agreements to Repurchase	5,406	5,713	6,134	6,153	6,246
Funds Purchased	3	3	3	3	3
Other Debt	1,117	1,119	1,017	1,003	1,034
Total Interest Expense	9,974	10,067	10,235	10,045	9,726
Net Interest Income	107,093	103,912	103,550	103,024	101,644
Provision for Credit Losses	3,250	2,500	1,000	(2,000)	1,000
Net Interest Income After Provision for Credit Losses	103,843	101,412	102,550	105,024	100,644
Noninterest Income
Trust and Asset Management	11,232	11,008	12,707	11,256	11,243
Mortgage Banking	6,256	6,362	4,088	3,189	3,130
Service Charges on Deposit Accounts	8,537	8,524	8,150	8,443	8,663
Fees, Exchange, and Other Service Charges	13,731	14,023	13,978	13,444	13,764
Investment Securities Gains (Losses), Net	(337)	(328)	(312)	11,180	(181)
Annuity and Insurance	1,457	1,653	2,006	1,901	2,014
Bank-Owned Life Insurance	1,551	1,911	1,551	1,548	1,608
Other	4,076	4,961	4,351	5,246	4,525
Total Noninterest Income	46,503	48,114	46,519	56,207	44,766
Noninterest Expense
Salaries and Benefits	50,622	49,725	50,289	50,514	47,997
Net Occupancy	7,581	8,510	7,158	7,003	4,876
Net Equipment	5,191	4,913	5,065	5,409	5,244
Data Processing	3,665	3,620	3,972	3,951	5,106
Professional Fees	2,990	2,396	2,047	2,639	2,803
FDIC Insurance	2,015	2,104	2,144	2,352	2,322
Other	17,525	16,264	15,396	15,518	17,379
Total Noninterest Expense	89,589	87,532	86,071	87,386	85,727
Income Before Provision for Income Taxes	60,757	61,994	62,998	73,845	59,683
Provision for Income Taxes	17,244	18,501	18,753	23,635	16,851
Net Income	$43,513	$43,493	$44,245	$50,210	$42,832

Basic Earnings Per Share	$1.03	$1.02	$1.04	$1.17	$1.00
Diluted Earnings Per Share	$1.02	$1.02	$1.03	$1.16	$0.99

Balance Sheet Totals
Loans and Leases	$8,949,785	$8,694,097	$8,331,469	$8,065,610	$7,878,985
Total Assets	16,492,367	16,014,643	15,860,901	15,654,695	15,455,016
Total Deposits	14,320,240	13,808,365	13,643,807	13,488,892	13,251,103
Total Shareholders' Equity	1,161,537	1,163,859	1,157,219	1,138,753	1,116,260

Performance Ratios
Return on Average Assets	1.07%	1.09%	1.14%	1.30%	1.11%
Return on Average Shareholders' Equity	14.90	14.89	15.56	17.88	15.41
Efficiency Ratio [1]	58.33	57.58	57.35	54.88	58.55
Net Interest Margin [2]	2.83	2.80	2.85	2.86	2.85

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eleven Months Ended		Year Ended
($ in millions; jobs in thousands)	November 30, 2016		December 31, 2015		December 31, 2014
Hawaii Economic Trends
State General Fund Revenues [1]	$5,706.4	3.8%	$5,998.6	8.4%	$5,535.7	1.6%
General Excise and Use Tax Revenue [1]	$2,960.6	2.6%	$3,141.5	5.4%	$2,979.8	2.5%
Jobs [2]	676.2		658.8		643.7

				December 31,	December 31,
(spot rates)				2016	2015	2014
Unemployment [3]
Statewide, seasonally adjusted				2.9%	3.2%	4.0%

Oahu				2.4	2.7	3.5
Island of Hawaii				3.1	3.7	4.7
Maui				2.7	3.1	3.8
Kauai				2.8	3.5	4.3

			December 31,
(percentage change, except months of inventory)			2016	2015	2014	2013
Housing Trends (Single Family Oahu) [4]
Median Home Price			5.0%	3.7%	3.8%	4.8%
Home Sales Volume (units)			6.5%	5.2%	(0.8)%	4.6%
Months of Inventory			2.5	2.6	2.6	2.7

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
November 30, 2016				696.9		4.7
October 31, 2016				717.5		4.3
September 30, 2016				666.6		3.0
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2
December 31, 2015				794.2		3.7
November 30, 2015				665.9		4.4
October 31, 2015				687.7		4.0
September 30, 2015				647.2		3.9
August 31, 2015				757.5		3.1
July 31, 2015				818.5		5.9
June 30, 2015				767.9		6.0
May 31, 2015				709.7		9.3
April 30, 2015				677.8		2.3
March 31, 2015				780.1		7.0
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)
December 31, 2014				766.0		6.3
November 30, 2014				638.0		2.2
October 31, 2014				661.0		3.2
September 30, 2014				623.1		4.2
August 31, 2014				734.7		(1.9)
July 31, 2014				772.8		2.0
June 30, 2014				724.5		1.1
May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.